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                                                                      Exhibit 21

EXHIBIT 21 - SUBSIDIARIES
Year ended December 31, 1999

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

                                                          Place of
                                                          Incorporation or
Name of Subsidiary or Entity                              Establishment
--------------------------------------------------------------------------------
Polaroid A.G.                                             Switzerland
Polaroid A/S                                              Denmark
Polaroid Asia Pacific International Inc.                  Delaware
Polaroid Asia Pacific Limited                             Delaware
     Polaroid Industry China Limited                      China
     Polaroid of Shanghai Limited                         China
Polaroid Aktiebolag                                       Sweden
Polaroid Australia Pty. Limited                           Australia
Polaroid do Brasil Ltda.                                  Brazil
Polaroid Commerce GmbH                                    Luxembourg
Polaroid Canada Inc.                                      Canada
Polaroid Caribbean Corporation                            Delaware
     Reifschneider Peru S.A.                              Peru
     Polaroid de Argentina S.A.                           Argentina
Polaroid Contracting CV                                   Bermuda
Polaroid Espana, S.A.                                     Spain
Polaroid Eyewear Inc.                                     Delaware
     Polaroid Eyewear A.G. (Switzerland)                  Switzerland
     Polaroid Eyewear Espana S.A.                         Spain
     Polaroid Eyewear (France) EURL                       France
     Polaroid Eyewear (Sweden) AB                         Sweden
     Polaroid Eyewear GmbH (Austria)                      Austria
     Polaroid Eyewear (Nederlands) B.V.                   Netherlands
Polaroid Eyewear UK Limited                               United Kingdom
Polaroid Far East Limited                                 Hong Kong
Polaroid Foreign Sales B.V.                               Netherlands
Polaroid Foundation, Inc.                                 Delaware
Polaroid Gesellschaft mit beschrankter Haftung            Germany
Polaroid Gesellschaft m.b.H.                              Austria
Polaroid India Private Limited                            India
Polaroid ID Systems Inc.                                  Delaware
     DEK Processes of LA Inc.                             Louisiana



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

Polaroid International B.V.                               Netherlands
     Darfilm Ticaret ve Sanayi A.S.                       Turkey
     Polaroid (Belgium) N.V.                              Belgium
     Polaroid (Europa) B.V.                               Netherlands
     Polaroid (France) S.A.                               France
     Polaroid Graphics Imaging B.V.                       Netherlands
     Polaroid (Italia) S.p.A.                             Italy
     Polaroid Nederland B.V.                              Netherlands
     Polaroid Trading B.V.                                Netherlands
     Polaroid Polska Sp. zo.o.                            Poland
     Photographic Supplies S.R.C.                         Czech Republic
     Polaroid Hungary Kft.                                Hungary
     Polaroid Eyewear (Italia) S.r.l.                     Italy
Nippon Polaroid Kabushiki Kaisha                          Japan
Polaroid Malaysia Limited                                 Delaware
Polaroid de Mexico S.A. de C.V.                           Mexico
Polaroid (Norge) A/S                                      Norway
Polaroid Oy                                               Finland
Polaroid Partners, Inc.                                   Delaware
Polaroid Singapore Private Limited                        Singapore
Polaroid (U.K.) Limited                                   United Kingdom
     Polaroid Leasing, Ltd.                               United Kingdom
Inner City, Inc.                                          Delaware
PMC, Inc.                                                 Massachusetts
PRD Capital Inc.                                          Delaware
PRD Investment Inc.                                       Delaware
PRD Management Limited                                    Bermuda
PRD Services Limited                                      Bermuda
PRD Overseas Limited                                      Bermuda
Sub Debt Partners Corp.                                   Delaware
Troon, Inc.                                               Delaware
Polaroid Digital Solutions, Inc.                          Delaware

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Subsidiaries of subsidiary companies are indented and listed below the respective companies through which they are controlled.